Exhibit 99.1

Quantum-Si Reports Second Quarter 2023 Financial Results

BRANFORD, Conn. -- (BUSINESS WIRE) -- Aug. 7, 2023 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter Highlights

●	Recognized revenue of $205,000 in the second quarter of 2023. Exited the quarter with an order backlog of two PlatinumTM instruments.
●	Strengthened the Board of Directors with the addition of Scott Mendel and Jack Kenny.
●	Since May 2023, strengthened the Executive Management team with the additions of Jeff Keyes as Chief Financial Officer and Johan Denecke as Senior Vice President, Operations
●	Published five new applications notes since May 2023 demonstrating the use of Quantum-Si’s next-generation protein sequencing across various applications in support of business development activities.
●
Presented a poster that favorably compared protein and proteoform identification on Quantum-Si’s Platinum instrument to Mass Spectrometry at the American Society for Mass Spectrometry (ASMS) Annual Conference.

●	Initiated a strategic review of current R&D programs and R&D organizational design. Expect to implement the necessary changes during the current quarter.

“Over the last quarter, we made great strides in the build out of our commercial team and have received valuable feedback from customers as we continue our thoughtful and controlled commercialization of Platinum,” said Jeff Hawkins, Chief Executive Officer. “We believe the outcome of our strategic review of R&D will better position us to deliver additional product improvements before the end of 2023 while also ensuring a pipeline of technology improvements that will support a steady cadence of releases throughout 2024. Going forward, we will continue to be laser focused on delivering the technology capabilities and applications customers want most while maintaining a high level of financial discipline over the use of our capital resources.”

Second Quarter 2023 Financial Results
During the second quarter of 2023, the Company continued its measured market deployment of its recently launched Platinum instrument, recording revenue for instruments and sequencing consumable kits of $205,000, and with an order backlog of two Platinum instruments.

Gross profit was $78,000 and gross margin was 38.0%. The gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales.

Operating expenses were $27.0 million in the second quarter of 2023, compared to $30.2 million in the second quarter of 2022. Operating expenses included $1.9 million in stock-based compensation and $1.1 million in restructuring costs in the second quarter of 2023, compared to $3.8 million in stock-based compensation in the second quarter of 2022.

Net loss was $25.6 million in the second quarter of 2023, compared to a net loss of $32.4 million in the second quarter of 2022. Adjusted EBITDA was negative $22.9 million in the second quarter of 2023, compared to negative $25.8 million in the second quarter of 2022. The reconciliation of non-GAAP adjusted EBITDA to net loss is provided in a table included in this press release.

As of June 30, 2023, cash and cash equivalents and investments in marketable securities were $297.2 million.

2023 Financial Outlook
●	The Company reiterates full year non-GAAP operating expense to be flat compared to the prior year.
●	The Company maintains the expectation that the balance in cash and cash equivalents and investments in marketable securities of $297.2 million as of June 30, 2023 to provide a runway into 2026.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its second quarter 2023 financial results on Monday, August 7, 2023, at 8:30 AM Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast on the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing CompanyTM, is focused on revolutionizing the growing field of proteomics. The Company’s suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Use of Non-GAAP Financial Measures
In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are EBITDA and Adjusted EBITDA. The Company presents non-GAAP financial measures to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, EBITDA and Adjusted EBITDA, provide an additional tool for investors to use in comparing its financial performance over multiple periods.

EBITDA and Adjusted EBITDA are key performance measures that the Company’s management uses to assess its operating performance in additional to GAAP financial measures. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis and the Company uses these performance measures for business planning purposes and forecasting. The Company believes that EBITDA and Adjusted EBITDA enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. EBITDA and Adjusted EBITDA are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of EBITDA and Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on several factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized PlatinumTM protein sequencing instrument and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report for the fiscal year ended December 31, 2022, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Product	$187	$-	$438	$-
Service	18	-	21	-
Total revenue	205	-	459	-
Cost of revenue	127	-	257	-
Gross profit	78	-	202	-
Operating expenses:
Research and development	15,834	18,459	34,001	37,230
Selling, general and administrative	11,136	11,741	22,314	20,110
Total operating expenses	26,970	30,200	56,315	57,340
Loss from operations	(26,892)	(30,200)	(56,113)	(57,340)
Dividend income	2,483	1,052	4,702	1,907
Change in fair value of warrant liabilities	(310)	2,337	81	4,984
Other income (expense), net	(854)	(5,603)	2,146	(17,140)
Loss before provision for income taxes	(25,573)	(32,414)	(49,184)	(67,589)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(25,573)	$(32,414)	$(49,184)	$(67,589)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.18)	$(0.23)	$(0.35)	$(0.49)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	141,506,818	139,000,261	140,896,963	138,811,146

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$87,934	$84,319
Marketable securities	209,251	266,990
Accounts receivable, net of allowance for estimated credit losses of $0 and $0, respectively	327	-
Inventory, net	1,978	-
Prepaid expenses and other current assets	7,304	6,873
Total current assets	306,794	358,182
Property and equipment, net	18,104	16,849
Internally developed software	673	-
Operating lease right-of-use assets	14,896	15,757
Other assets	701	697
Total assets	$341,168	$391,485
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$833	$3,903
Accrued expenses and other current liabilities	7,882	10,434
Short-term operating lease liabilities	1,478	1,369
Total current liabilities	10,193	15,706
Warrant liabilities	915	996
Other long-term liabilities	32	-
Operating lease liabilities	14,733	16,077
Total liabilities	25,873	32,779

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 121,633,613 and 120,006,757 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 19,937,500 shares issued and outstanding as of June 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	764,139	758,366
Accumulated deficit	(448,858)	(399,674)
Total stockholders’ equity	315,295	358,706
Total liabilities and stockholders’ equity	$341,168	$391,485

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(25,573)	$(32,414)	$(49,184)	$(67,589)
Adjustments to reconcile to EBITDA:
Dividend income	(2,483)	(1,052)	(4,702)	(1,907)
Depreciation and amortization	1,090	608	1,893	1,060
EBITDA	$(26,966)	$(32,858)	$(51,993)	$(68,436)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	310	(2,337)	(81)	(4,984)
Other (income) expense, net	854	5,603	(2,146)	17,140
Stock-based compensation	1,865	3,770	5,773	3,056
Restructuring costs	1,067	-	1,880	-
Adjusted EBITDA	$(22,870)	$(25,822)	$(46,567)	$(53,224)

Investor Contact
Juan Avendano
ir@quantum-si.com

Media Contact
Michael Sullivan
media@quantum-si.com

Source: Quantum-Si Incorporated